UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 1, 2015
Date of Report
(Date of earliest event reported)

American Spectrum Realty, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-16785	52-2258674
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2401 Fountain View, Suite 750, Houston, Texas 77057
(Address of principal executive offices) (Zip Code)
(713) 706-6200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of directors or certain officers; Election of directors; Appointment of certain officers; Compensatory arrangements of certain officers.

Effective April 1, 2015, American Spectrum Realty, Inc. (the “Company”) and Matthew Thornton, the President of the Company’s subsidiary, American Spectrum Risk and Insurance Services, LLC (the “Subsidiary”), agreed to a reduction of his annual base salary from $175,000 to $125,000 in consideration for the Company consenting to Mr. Thornton managing a company, TRAC Risk Insurance Services, LLC (“TRAC”), involved in managing a tenant insurance program for self-storage properties.  The Company may be a participant in the tenant insurance program through TRAC and may receive revenues from tenants of the Company’s self-storage properties when such tenants purchase insurance policies through TRAC.  The Board of Directors of the Company and the Audit Committee have determined that Mr. Thornton’s responsibilities at TRAC will not affect his responsibilities for the Company or the Subsidiary and is in compliance with the Company’s Code of Ethics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SPECTRUM REALTY, INC.

		By:	/s/ William J. Carden
William J. Carden
Chairman of the Board, President
and Chief Executive Officer

Date:	April 7, 2015